LIMITED POWER OF ATTORNEY

The undersigned, John Watwood (the ?Reporting Person?), hereby authorizes and designates each of Jennifer M. Neil, Kara Jones and Miriam Keith, as my agent
and attorney-in-fact, each with full power of substitution to: (1)	Prepare and
sign on my behalf any Form ID for filing with the United States Securities and
Exchange Commission (the ?SEC?), generate or update on my behalf any applicable
EDGAR access codes, and request on my behalf any EDGAR passphrases or other
related filing codes, if necessary; (2)	Act as the Reporting Person?s account
administrator and manage the Reporting Person?s EDGAR account; (3)	Prepare and
sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the
Securities Exchange Act of 1934 or any amendment thereto and file, or cause to
be filed, the same with the SEC; (4)	Prepare and sign on my behalf any Form 144
Notice under the Securities Act of 1933, or any amendment thereto, and file, or
cause to be filed, the same with the SEC; (5)	Prepare and sign on my behalf any
Schedule 13D, Schedule 13G or Schedule 13H under the Securities Exchange Act of
1934, or any amendment thereto, and file, or cause to be filed, the same with
the SEC; and (6)	Take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Limited Power of Attorney shall be in such a form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with the Securities Act of 1933, as amended, or the Securities Exchange
Act of 1934, as amended. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed on this 7th day of January
2026. By: 	/s/ John Watwood Name: John Watwood